                                                                    EXHIBIT 99.1

                                                      1105 North Market Street
                                                             Suite 1230
[DELPHI LOGO]                                         Wilmington, Delaware 19801
                                                         www.delphifin.com

Press Release

     Contact: Bernard J. Kilkelly                      FOR IMMEDIATE RELEASE
              Vice President, Investor Relations       10/25/05
     Phone:   212-303-4349
     E-mail:  bernie-kilkelly@dlfi.com

              DELPHI FINANCIAL REPORTS THIRD QUARTER 2005 RESULTS;
                WILL EXIT NON-CORE PROPERTY REINSURANCE BUSINESS

Wilmington, Delaware - October 25, 2005 - Delphi Financial Group, Inc. (NYSE:
DFG) announced today that net income in the third quarter of 2005 was $22.0 million or $0.65 per share(1), compared to $32.2 million or $0.98 per share in the third quarter of 2004. Net income in the third quarters of 2005 and 2004 included after-tax realized investment gains of $2.2 million or $0.06 per share, and $0.9 million or $0.03 per share, respectively. For the first nine months of 2005, net income was $84.1 million or $2.52 per share, compared with $89.9 million or $2.74 per share, in the first nine months of 2004. Net income in the first nine months of 2005 and 2004 included after-tax realized investment gains of $5.5 million or $0.17 per share, and $5.6 million or $0.17 per share, respectively.

Operating earnings (2) in the third quarter of 2005 were $19.8 million or $0.59 per share, compared to $31.2 million or $0.95 per share in the third quarter of 2004. Operating earnings for the first nine months of 2005 were $78.6 million or $2.35 per share, compared to $84.3 million or $2.57 per share in the first nine months of 2004.

Delphi's net income and operating earnings in the third quarter and first nine months of 2005 included losses of $12.2 million or $0.36 per share net of taxes and reinstatement premiums in the company's non-core property catastrophe reinsurance business, which cover the company's maximum exposure to Hurricane Katrina. Delphi's net income and operating earnings in the third quarter and first nine months of 2004 benefited from a reduction of federal income taxes payable of approximately $4.6 million or $0.14 per share.

Robert Rosenkranz, Chairman and Chief Executive Officer, commented, "Excluding the impact of the Katrina losses, Delphi's third quarter operating earnings per share were $0.95, which is above the $0.91 to $0.93 range of guidance we provided in July. This reflects the excellent results in our core insurance businesses, which are achieving strong premium growth, robust new production and higher margins as we capitalize on positive market trends. In particular, we are benefiting from improved profitability in group long-term disability at Reliance Standard Life and a continued hard market for excess workers' compensation at Safety National. Our two most profitable insurance lines are also our fastest growing lines, with third-quarter production in excess workers' compensation up 56% and group disability up 43%. Based on these ongoing trends and our positive momentum, we remain confident in our outlook for strong earnings growth in our core insurance businesses in the fourth quarter of 2005 and in 2006."

DELHI FINANCIAL REPORTS THIRD QUARTER 2005 RESULTS                        Page 2

Mr. Rosenkranz added, "After a thorough analysis of our non-core property reinsurance business, we have decided not to participate in this business in the future. This was a difficult decision. We have assembled an excellent, highly experienced underwriting team that has managed this business profitably on a cumulative basis since inception, even after the largest insured loss in history. Post-Katrina, pricing and terms are improved, and the economic outlook for the line is attractive. Nonetheless, we concluded it was not a good strategic fit, since clearly the market perceives it as a risk to our core focus on building shareholder value by delivering consistent, predictable earnings growth."

Core group employee benefit premiums in the third quarter of 2005 grew 19% from the third quarter a year ago, reaching $237 million. This growth was driven by a 34% increase in group disability premiums at Delphi's Reliance Standard Life subsidiary and a 12% increase in premiums from excess workers' compensation insurance at Delphi's Safety National subsidiary. The combined ratio for the Company's group employee benefit products in the third quarter of 2005 was 100.7%, compared with 93.8% in the third quarter of 2004 and 94.7% for the full-year 2004. Excluding the impact of non-core property reinsurance losses, the combined ratio in the third quarter of 2005 would have been 93.1%.

Delphi's net investment income in the third quarter of 2005 was $55.3 million, a gain of 15% from $48.2 million in the same quarter a year ago. Invested assets at September 30, 2005 were $3.8 billion, an increase of 9% from $3.5 billion at September 30, 2004. The pre-tax equivalent yield on the Company's investment portfolio in the third quarter of 2005 was 6.1% compared to 5.9% for the third quarter of 2004. Delphi's shareholders' equity was $1.0 billion at the end of the third quarter, and book value per share rose to $30.90 at September 30, 2005 from $29.36 at December 31, 2004.

CONFERENCE CALL

On October 26, 2005 at 11:00 AM (Eastern time), Delphi will broadcast the Company's third quarter 2005 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi's website for one week beginning at approximately 1:00 PM (Eastern time) on October 26, 2005. Investors can also download Delphi's third quarter 2005 statistical supplement from the Company's website at www.delphifin.com.

In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as "expects," "believes," "anticipates," "intends," "judgment," "outlook" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of

DELHI FINANCIAL REPORTS THIRD QUARTER 2005 RESULTS                        Page 3

reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers' compensation for self-insured employers, travel accident and dental. Delphi's asset accumulation business emphasizes individual fixed annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

(1) All per share amounts are on a diluted basis.

(2) Operating earnings, which is a non-GAAP financial measure, consist of net income excluding after-tax realized investment gains and losses, as applicable. After-tax net realized investment gains were $2.2 million and $0.9 million, or $.06 per share and $0.03 per share, for the third quarter of 2005 and 2004, respectively, and $5.5 million and $5.6 million, or $0.17 per share and $0.17 per share, for the first nine months of 2005 and 2004, respectively. The Company believes that because realized investment gains and losses arise from events that, to a significant extent, are within management's discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company's operating trends. Investment gains or losses may be realized based on management's decision to dispose of an investment, and investment losses may be realized based on management's judgment that a decline in the market value of an investment is other than temporary. Thus, realized investment gains and losses are not reflective of the Company's ongoing earnings capacity, and trends in the earnings of the Company's underlying insurance operations can be more clearly identified without the effects of these gains and losses. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, realized investment gains and losses occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company's overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies' financial statements.

                                -tables attached-

                          DELPHI FINANCIAL GROUP, INC.
                           NON-GAAP FINANCIAL MEASURES
                             RECONCILIATION TO GAAP
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          Three Months Ended            Nine Months Ended
                                                                      --------------------------  -----------------------------
                                                                        09/30/05      09/30/04       09/30/05        09/30/04
                                                                      ------------  ------------  ---------------  ------------
INCOME STATEMENT DATA

OPERATING EARNINGS (NON-GAAP MEASURE)                                 $     19,824  $     31,247  $        78,569  $     84,346
    Net realized investment gains, net of taxes                              2,208           932            5,547         5,587
                                                                      ------------  ------------  ---------------  ------------
NET INCOME (GAAP MEASURE)                                             $     22,032  $     32,179  $        84,116  $     89,933
                                                                      ============  ============  ===============  ============

DILUTED RESULTS PER SHARE OF COMMON STOCK:
    OPERATING EARNINGS (NON-GAAP MEASURE)                             $       0.59  $       0.95  $          2.35  $       2.57
      Net realized investment gains, net of taxes                             0.06          0.03             0.17          0.17
                                                                      ------------  ------------  ---------------  ------------
    NET INCOME (GAAP MEASURE)                                         $       0.65  $       0.98  $          2.52  $       2.74
                                                                      ============  ============  ===============  ============

BALANCE SHEET DATA                                                                                   09/30/05        12/31/04
                                                                                                  ---------------  ------------

SHAREHOLDERS' EQUITY, EXCLUDING ACCUMULATED OTHER
    COMPREHENSIVE INCOME                                                                          $       987,172  $    882,477
    Add:  Accumulated other comprehensive income                                                           29,198        57,371
                                                                                                  ---------------  ------------
SHAREHOLDERS' EQUITY (GAAP MEASURE)                                                               $     1,016,370  $    939,848
                                                                                                  ===============  ============

DILUTED BOOK VALUE PER SHARE OF COMMON STOCK, EXCLUDING
    ACCUMULATED OTHER COMPREHENSIVE INCOME (NON-GAAP MEASURE)                                     $         30.08  $      27.73
    Add:  Accumulated other comprehensive income                                                             0.82          1.63
                                                                                                  ---------------  ------------
DILUTED BOOK VALUE PER SHARE OF COMMON STOCK (GAAP MEASURE)                                       $         30.90  $      29.36
                                                                                                  ===============  ============

Please see note 1 of the press release for a discussion regarding the usefulness of the non-GAAP financial measure "operating earnings." The Company believes that the non-GAAP financial measure "diluted book value per share excluding accumulated other comprehensive income" provides useful supplemental information because accumulated other comprehensive income fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP.

NOTE: See Footnote A of the Income Statement regarding the third quarter and the first nine months of 2005 and 2004.

                          DELPHI FINANCIAL GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         Three Months Ended           Nine Months Ended
                                                                   ----------------------------  ---------------------------
                                                                     09/30/05       09/30/04       09/30/05       09/30/04
                                                                   -------------  -------------  ------------  -------------
Revenue:
    Premium and fee income                                         $     257,317  $     210,292  $    746,768  $     618,051
    Net investment income                                                 55,250         48,220       163,879        149,468
    Net realized investment gains                                          3,397          1,433         8,534          8,595
                                                                   -------------  -------------  ------------  -------------
                                                                         315,964        259,945       919,181        776,114
                                                                   -------------  -------------  ------------  -------------
Benefits and expenses:
    Benefits, claims and interest credited to policyholders              204,677        152,312       568,940        455,984
    Commissions and expenses                                              75,457         63,527       213,804        184,155
                                                                   -------------  -------------  ------------  -------------
                                                                         280,134        215,839       782,744        640,139
                                                                   -------------  -------------  ------------  -------------

      Operating income                                                    35,830         44,106       136,437        135,975

Interest expense:
    Corporate debt                                                         3,781          3,548        11,712         10,459
    Junior subordinated deferrable interest debentures                     1,229          1,124         3,599          3,335
Income tax expense (A)                                                     8,788          7,255        37,010         32,248
                                                                   -------------  -------------  ------------  -------------

      Net income (A)                                               $      22,032  $      32,179  $     84,116  $      89,933
                                                                   =============  =============  ============  =============

Basic results per share of common stock:
      Net income                                                   $        0.67  $        1.00  $       2.58  $        2.82

    Weighted average shares outstanding                                   32,900         32,028        32,545         31,883

Diluted results per share of common stock:
      Net income                                                   $        0.65  $        0.98  $       2.52  $        2.74

    Weighted average shares outstanding                                   33,709         32,999        33,425         32,878

Dividends paid per share of common stock                           $        0.09  $        0.08  $       0.27  $        0.24

(A) Results in the third quarter and first nine months of 2005 included losses, net of taxes and reinstatement premiums, of $12.2 million ($0.36 per diluted share), in the Company's non-core property catastrophe reinsurance business which cover the Company's maximum exposure to Hurricane Katrina. Results in the third quarter and first nine months of 2004 included a release of federal income taxes payable of approximately $4.6 million ($0.14 per diluted share) from the favorable resolution of prior years' tax audits.

                          DELPHI FINANCIAL GROUP, INC.
                     SUMMARIZED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED; IN THOUSANDS)

                                                                                9/30/05         12/31/04
                                                                             --------------  --------------
Assets:
     Investments:
       Fixed maturity securities, available for sale                         $    3,144,090  $    3,049,013
       Short-term investments                                                       140,338          95,761
       Other investments                                                            537,504         396,302
                                                                             --------------  --------------
                                                                                  3,821,932       3,541,076

     Cash                                                                            25,956          24,324
     Cost of business acquired                                                      242,249         212,549
     Reinsurance receivables                                                        413,416         428,707
     Goodwill                                                                        93,929          93,929
     Securities lending collateral                                                  246,137         236,900
     Other assets                                                                   245,777         203,777
     Assets held in separate account                                                 96,168          88,205
                                                                             --------------  --------------

         Total assets                                                        $    5,185,564  $    4,829,467
                                                                             ==============  ==============

Liabilities and Shareholders' Equity:
     Policy liabilities and accruals                                         $    1,823,598  $    1,663,903
     Policyholder account balances                                                1,040,309       1,024,577
     Corporate debt                                                                 178,750         157,750
     Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities
       issued by unconsolidated subsidiaries                                         59,762          59,762
     Securities lending payable                                                     246,137         236,900
     Other liabilities and policyholder funds                                       724,470         658,522
     Liabilities related to separate account                                         96,168          88,205
                                                                             --------------  --------------

         Total liabilities                                                        4,169,194       3,889,619

Shareholders' equity:
     Class A Common Stock                                                               312             304
     Class B Common Stock                                                                39              39
     Additional paid-in capital                                                     436,137         406,908
     Accumulated other comprehensive income                                          29,198          57,371
     Retained earnings                                                              609,998         534,540
     Treasury stock, at cost                                                        (59,314)        (59,314)
                                                                             --------------  --------------
                                                                                  1,016,370         939,848
                                                                             --------------  --------------
         Total liabilities and shareholders' equity                          $    5,185,564  $    4,829,467
                                                                             ==============  ==============

                          DELPHI FINANCIAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED; IN THOUSANDS)

                                                                                          09/30/05         09/30/04
                                                                                       --------------   --------------
Operating activities:
     Net income                                                                        $       84,116   $       89,933
     Adjustments to reconcile net income to net cash provided
          by operating activities:
        Change in policy liabilities and policyholder accounts                                196,872          145,556
        Net change in reinsurance receivables and payables                                     10,608           (1,422)
        Amortization, principally the cost of business acquired and investments                46,571           33,087
        Deferred costs of business acquired                                                   (69,739)         (66,814)
        Net realized gains on investments                                                      (8,534)          (8,595)
        Net change in federal income tax liability                                              8,614           17,635
        Other                                                                                 (59,614)         (43,007)
                                                                                       --------------   --------------
          Net cash provided by operating activities                                           208,894          166,373
                                                                                       --------------   --------------

Investing activities:
     Purchases of investments and loans made                                               (1,460,493)      (1,524,817)
     Sales of investments and receipts from repayment of loans                              1,142,110        1,109,869
     Maturities of investments                                                                134,023          167,555
     Net change in short-term investments                                                     (44,566)          21,632
     Change in deposit in separate account                                                     (3,033)          (2,440)
                                                                                       --------------   --------------
          Net cash used by investing activities                                              (231,959)        (228,201)
                                                                                       --------------   --------------

Financing activities:
     Deposits to policyholder accounts                                                         80,229          114,830
     Withdrawals from policyholder accounts                                                   (76,031)         (66,332)
     Borrowings under revolving credit facility                                                32,000           32,000
     Principal payments under revolving credit facility                                       (11,000)          (5,000)
     Change in liability for Federal Home Loan Bank advances                                  (15,000)         (15,000)
     Other financing activities                                                                14,499            6,936
                                                                                       --------------   --------------
          Net cash provided by financing activities                                            24,697           67,434
                                                                                       --------------   --------------

Increase in cash                                                                                1,632            5,606
Cash at beginning of period                                                                    24,324           18,733
                                                                                       --------------   --------------
          Cash at end of period                                                        $       25,956   $       24,339
                                                                                       ==============   ==============